QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.03

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002, except for Note 10 as to which the date is April 23, 2002, which appears in Paul-Son Gaming Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 insofar as such report relates to the financial statements of The Bud Jones Company, Inc. for the periods ended December 31, 2001 and 2000.

/s/ Bradshaw, Smith & Co., LLP

Las Vegas, Nevada
March 26, 2004

QuickLinks

  Exhibit 23.03